Registration No. 333-________
                                                   Filed December 12, 1997


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                        HARRINGTON FINANCIAL GROUP, INC.
    (Exact Name of Registrant as specified in its Articles of Incorporation)


        Indiana                                         48-1050267
 (State of incorporation)                      (IRS Employer Identification No.)


                       722 East Main Street, P.O. Box 968
                             Richmond, Indiana 47375
          (Address of principal executive offices, including zip code)


                             1996 STOCK OPTION PLAN
                         1993 STOCK COMPENSATION PROGRAM
                            (Full Title of the Plan)



                                           Copies to:
Catherine Habschmidt                       Norman B. Antin, Esq.
CFO and Treasurer                          Elias, Matz, Tiernan & Herrick L.L.P.
Harrington Financial Group, Inc.           734 15th Street, N.W.
722 East Main Street                       Washington, D.C.  20005
Richmond, Indiana 47375                    (202) 347-0300
(765) 962-8531
(Name, address, and telephone number
 of agent for service)


                           Page 1 of 15 pages Index to
                         Exhibits is located on page 7.

                                         CALCULATION OF REGISTRATION FEE



          Title of                                        Proposed              Proposed
         Securities                                        Maximum                Maximum           Amount of
            to be                Amount to be           Offering Price           Aggregate        Registration
         Registered              Registered(1)            Per Share           Offering Price          Fee
         ----------              -------------            ---------           --------------          ---
Common Stock, par
  value $0.125 per share           143,200(2)              $ 7.50 (3)           $1,074,000          $316.83

Common Stock, par
  value $0.125 per share            93,250(4)              $12.875(5)           $1,200,594          $354.18

Common Stock, par
  value $0.125 per share            33,250(6)              $10.64 (7)           $  353,780          $104.37
                                   -------                                      ----------          -------

Total                              269,700                 $ 9.75               $2,628,374          $775.38
                                   =======                 ======               ==========          =======

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Harrington Financial Group, Inc. (the "Company" or "Registrant") 1996 Stock Option Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.125 par value per share ("Common Stock"), of the Company.

(2)  Represents   the  143,200   shares  issued   pursuant  to  the  1993  Stock
     Compensation Program (the "Program").

(3) The Proposed Maximum Offering Price Per Share with respect to which stock options have been granted under the Program is $7.50 per share, the weighted average exercise price for the options which are outstanding under the Program as of the date hereof which has been used as a basis for calculation of the registration fee under Rule 457(h)(1) of the Securities Act of 1933, as amended ("Securities Act").

(4)  Represents  the shares  reserved  for  issuance  pursuant to the Plan.

(5) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 93,250 shares for which stock options have not been granted under the Plan is equal to the average of the high and low prices of the Common Stock of the Company on December 10, 1997 on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market.

(6)  Represents the 33,250 shares issued pursuant to the Plan.

(7) The Proposed Maximum Offering Price Per Share with respect to which stock options have been granted under the Plan is $10.64 per share, the weighted average exercise price for the options which are outstanding under the Plan as of the date hereof which has been used as a basis for calculation of the registration fee under Rule 457(h)(1) of the Securities Act.

                           --------------------------

        This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. ss. 230.462.















































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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1997;

                  (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Annual Report on Form 10-K for the year ended June 30, 1997 through the date of this filing;

                  (c) The description of the Common Stock of the Company contained in Item 1 in the Company's Registration Statement on Form 8-A (File No. 0-27940) filed with the Commission on March 7, 1996; and

                  (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not  applicable  since the Company's  Common Stock is registered  under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         In accordance with the Indiana Business Corporation Law, Article IX of the Registrant's Amended and Restated Articles of Incorporation provides as follows:


                                   ARTICLE IX

                          INDEMNIFICATION AND LIABILITY

         A. Personal Liability of Directors. A director of the Company shall not be personally liable for monetary damages for any action taken or any failure to take any action as a director except to the extent that by law a director's liability for monetary damages may not be limited.

         B. Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Indiana law.

         C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Company in defending a civil or criminal action, suit or proceeding described above in "Indemnification" shall be paid by the Company in advance of the final disposition of such action, suit or proceeding to the full extent permitted under Indiana law.

         D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Company's Articles of Incorporation, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit to the heirs, executors and administrators of such person provided that no indemnification shall be made to or on behalf of any individual if a judgment or other final adjudication establishes that his act or omissions (i) were in breach of his duty of loyalty to the Company or its stockholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in the receipt of an improper personal benefit.

         E. Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Articles of Incorporation.

         F. Modification. The duties of the Company to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the Company and each such director or officer, and no amendment or repeal of any provision of this Article shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7.  Exemption from Registration Claimed.

         Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

          No.                    Exhibit

         5           Opinion of Elias, Matz, Tiernan & Herrick
                       L.L.P. as to the legality of the securities

         23.1        Consent of Elias, Matz, Tiernan & Herrick
                     L.L.P. (contained in the opinion included
                      as Exhibit 5)

         23.2        Consent of Deloitte & Touche LLP

         24          Power of attorney for any subsequent
                      amendments is located in the signature pages


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Indiana on December 12, 1997.


                                              HARRINGTON FINANCIAL GROUP, INC.




                                         By   /s/Craig J. Cerny
                                              -----------------
                                              Craig J. Cerny
                                              President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Craig J. Cerny his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/Craig J. Cerny                                              December 12, 1997
-----------------
Craig J. Cerny
President and Chief Executive Officer
(Principal Executive Officer)



/s/Catherine A. Habschmidt                                     December 12, 1997
--------------------------
Catherine A. Habschmidt
Chief Financial Officer and Treasurer

/s/Douglas T. Breeden                                          December 12, 1997
---------------------
Douglas T. Breeden
Chairman of the Board


/s/William F. Quinn                                            December 12, 1997
-------------------
William F. Quinn
Director


/s/Daniel C. Dektar                                            December 12, 1997
-------------------
Daniel C. Dektar
Director


/s/Michael J. Giarla                                           December 12, 1997
--------------------
Michael J. Giarla
Director


/s/Stephen A. Eason                                            December 12, 1997
-------------------
Stephen A. Eason
Director


/s/Lawrence E. Golaszewski                                     December 12, 1997
--------------------------
Lawrence E. Golaszewski
Director


/s/David F. Harper                                             December 12, 1997
------------------
David F. Harper
Director

/s/Stanley J. Kon                                              December 12, 1997
-----------------
Stanley J. Kon
Director


/s/John J. McConnell                                           December 12, 1997
--------------------
John J. McConnell
Director


/s/Marianthe S. Newkill                                        December 12, 1997
-----------------------
Marianthe S. Newkill
Director




































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